                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 11, 2002, except note 21 for which the date is March 11, 2002, on the consolidated financial statements of JAKKS Pacific Inc. in this Form 10-K/A into the previously filed Registration Statements of JAKKS Pacific, Inc. on Form S-3 (File Nos. 333-48865, 333-62190 and 333-83568) and Form S-8 (Nos. 333-68313, 333-52205, 333-90055, 333-40392
and 333-65324).


                                          /s/ PANNELL KERR FORSTER
                                          ---------------------------------
                                          Pannell Kerr Forster
                                          Certified Public Accountants
                                          A Professional Corporation


Los Angeles, California
April 17, 2002